SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
THE SPORTSMAN’S GUIDE, INC.
(Exact name of registrant as specified in its charter)

Minnesota	41-1293081

(State of incorporation or organization )	(I.R.S. Employer Identification No.)

411 Farwell Avenue, South St. Paul, Minnesota	55075

(Address of principal executive offices)	(Zip Code)
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
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     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
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     Securities Act registration statement file number to which this form relates: _________ (if applicable).
     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None
     Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock Purchase Rights
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX

Item 1. Description of Registrant’s Securities to be Registered.
     Item 1 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 12, 1999 is hereby amended by adding to the last paragraph of Item 1 the following:
Amendment
     The Sportsman’s Guide, Inc. (the “Company”) entered into an Agreement and Plan of Merger dated as of May 4, 2006 (the “Merger Agreement”) with VLP Corporation, a Delaware corporation (“VLP”) and Panther Subcorp, Inc., a Minnesota corporation and a wholly owned direct subsidiary of VLP (“Subcorp”) providing for the acquisition of the Company by VLP through a merger of Subcorp with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of VLP (the “Merger”).
     In connection with the Merger Agreement, the Company and Wells Fargo Bank, National Association have entered into an Amendment dated as of May 4, 2006 to the Rights Agreement dated as of May 11, 1999 between the Company and Wells Fargo Bank, National Association, as successor to Norwest Bank Minnesota, N.A., as Rights Agent. A copy of the Amendment is filed as an exhibit and incorporated herein by reference.

Item 2. Exhibits.
1	Rights Agreement dated as of May 11, 1999 between The Sportsman’s Guide, Inc. and Norwest Bank Minnesota, N.A., as Rights Agent, which includes as Exhibit A the form of Rights Certificate (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K dated May 11, 1999, File No. 0-15767).

2	Amendment No. 1 dated as of May 4, 2006 to Rights Agreement dated as of May 11, 1999 between The Sportsman’s Guide, Inc. and Wells Fargo Bank, National Association, as successor to Norwest Bank Minnesota, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K dated May 8, 2006, File No. 0-15767).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE SPORTSMAN’S GUIDE, INC.
Date: May 8, 2006	By /s/ Charles B. Lingen
Charles B. Lingen
Executive Vice President of Finance and Administration/CFO

EXHIBIT INDEX

Exhibit	Description
1	Rights Agreement dated as of May 11, 1999 between The Sportsman’s Guide, Inc. and Norwest Bank Minnesota, N.A., as Rights Agent, which includes as Exhibit A the form of Rights Certificate (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K dated May 11, 1999, File No. 0-15767).

2	Amendment No. 1 dated as of May 4, 2006 to Rights Agreement dated as of May 11, 1999 between The Sportsman’s Guide, Inc. and Wells Fargo Bank, National Association, as successor to Norwest Bank Minnesota, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K dated May 8, 2006, File No. 0-15767).

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